CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the prospectus dated June 1, 2010 of Invesco Convertible Securities Fund that is incorporated by reference into the Proxy Statement/Prospectus included in the Post Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 of AIM Growth Series (Invesco Growth Series) (File number 333-170590).
We consent to the reference in the Statement of Additional Information included in the Amendment of our report dated November 24, 2009, relating to the financial statements and financial highlights of the Morgan Stanley Convertible Securities Trust for the year ended September 30, 2009, which reference appears in the audited financial statements dated September 30, 2010 of Invesco Convertible Securities Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment.
We also consent to the incorporation by reference of our report dated November 24, 2009 in the Statement of Additional Information dated July 28, 2010, which is incorporated by reference into the Statement of Additional Information included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010